Registration No. 333-_________

As filed with the Securities and Exchange Commission on November 28, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED AUTO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3086739 (I.R.S. Employer Identification No.)

13400 Outer Drive West Detroit, Michigan (Address of Principal Executive Offices)	48239 (Zip Code)

UNITED AUTO GROUP, INC. STOCK OPTION PLAN
(Full title of the plan)

Robert H. Kurnick, Jr., Esq.
Executive Vice President and General Counsel
United Auto Group, Inc.
13400 Outer Drive West, Suite B-36
Detroit, Michigan 48239
(Name and address of agent for service)

(313) 592-7550
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share (1)	offering price (1)	fee

Voting Common Stock	1,000,000	$7.29	$7,290,000	$1,924.56

(1)	Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Voting Common Stock, par value $0.0001 (the “Common Stock”) as reported on the New York Stock Exchange on November 24, 2000.

Page 1 of 9 Pages
Exhibit Index is on Page 6

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Opinion of Robert H. Kurnick, Jr.
Consent of Deloitte Touche
Consent of PricewaterhouseCoopers LLP

      The contents of the Form S-8 Registration Statement, No. 333-61835 (the “Prior Registration Statement”), of United Auto Group, Inc. (the “Registrant”) are incorporated herein by reference.

      The Registrant is filing this Form S-8 Registration Statement in order to register 1,000,000 additional shares of Common Stock, which were authorized to be issued under the United Auto Group, Inc. Stock Option Plan, as amended by the First Amendment to such plan. Upon the effectiveness of this Registration Statement, a total of 3,000,838 shares of Common Stock issuable under the foregoing Stock Option Plan will be registered, consisting of 2,000,838 shares of Common Stock registered under the Prior Registration Statement plus the 1,000,000 additional shares of Common Stock being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by the reference herein:

(a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) The Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 as filed with the Commission pursuant to the Exchange Act, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1999.

(c) The description of Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-12297) filed with the Commission on October 9, 1996, effective October 22, 1996.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Page 2 of 9 Pages

Item 8.	Exhibits.
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant dated August 3, 1999 incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12297) filed on August 13, 1999.

4.3	Restated Bylaws of the Registrant dated as of October 28, 1996 incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-09429) filed on October 7, 1996.

5.1	Opinion of Robert H. Kurnick, Jr. counsel to the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Robert H. Kurnick, Jr. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24	Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).

99.1	First Amended and Restated Stock Option Plan of United Auto Group, Inc., incorporated by reference to Exhibit 10.1.8.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

Page 3 of 9 Pages

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on November 27, 2000.

UNITED AUTO GROUP, INC.

By:	/S/ ROBERT H. KURNICK, JR. Robert H. Kurnick, Jr., Its: Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY

      We, the undersigned officers and directors of UNITED AUTO GROUP, INC., hereby severally constitute and appoint Robert H. Kurnick, Jr. and Roger S. Penske, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors of United Auto Group, Inc. to enable United Auto Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to this Registration Statement and any and all amendments thereto.

Page 4 of 9 Pages

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ ROGER S. PENSKE Roger S. Penske	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	November 27, 2000

/S/ RICHARD J. PETERS Richard J. Peters	Director	November 27, 2000

/S/ MICHAEL EISENSON Michael Eisenson	Director	November 27, 2000

/S/ SAMUEL X. DIFEO Samuel X. Difeo	President, Chief Operating Officer and Director	November 27, 2000

/S/ JAMES HISLOP James Hislop	Director	November 27, 2000

/S/ DONALD J. HOFMAN Donald J. Hofman	Director	November 27, 2000

/S/ MARSHALL S. COGAN Marshall S. Cogan	Director	November 27, 2000

/S/ JOHN HANNAN John Hannan	Director	November 27, 2000

/S/ JAMES R. DAVIDSON James R. Davidson	Executive Vice President — Finance (Principal Financial and Accounting Officer)	November 27, 2000

/S/ EUSTACE W. MITA Eustace W. Mita	Director	November 27, 2000

Page 5 of 9 Pages

INDEX TO EXHIBITS

Exhibit
Number	Description	Page

4.2	Certificate of Amendment to the Certificate to the Incorporation of the Registrant dated August 3, 1999 incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-12297) filed on August 13, 1999.	N/A

4.3	Restated Bylaws of the Registrant dated as of October 28, 1996 incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-09429) filed on October 7, 1996.	N/A

5.1	Opinion of Robert H. Kurnick, Jr. counsel to the Registrant.	7

23.1	Consent of Deloitte & Touche LLP.	8

23.2	Consent of PricewaterhouseCoopers, LLP	9

23.3	Consent of Robert H. Kurnick, Jr. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).	7

24	Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).	4

99.1	First Amended and Restated Stock Option Plan of United Auto Group, Inc., incorporated by reference to Exhibit 10.1.8.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.	N/A

Page 6 of 9 Pages